UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 26, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 26, 2024, the Board of Directors (“Board”) of SM Energy Company (“Company”) fixed the number of directors at ten and appointed Dr. Ashwin Venkatraman to serve on the Board until the next annual meeting of the Company’s stockholders, or until his successor is elected and qualified or his earlier resignation or removal. The Board also appointed Dr. Venkatraman to serve on its Audit Committee. There is no understanding or arrangement between Dr. Venkatraman and any other person pursuant to which Dr. Venkatraman was appointed.
The Board determined that Dr. Venkatraman is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange. Dr. Venkatraman has not entered into any related party transactions with the Company that require disclosure pursuant to 404(a) of Regulation S‑K.
Dr. Venkatraman is the President and Chief Executive Officer of Resermine, Inc., a leader in subsurface artificial intelligence and machine learning solutions with a focus on enhancing oil recovery, which he founded in 2017. From January 2019 to December 2020, Dr. Venkatraman was an Associate Professor of Petroleum and Geological Engineering at the University of Oklahoma. From 2015 to 2017, Dr. Venkatraman held academic appointments as a Postdoctoral Fellow in The Institute of Computational & Engineering Sciences, at The University of Texas at Austin, and as a Postdoctoral Research Associate at Princeton University. During the period from 2004 to 2015, Dr. Venkatraman held various positions of increasing responsibility at Shell International Exploration and Production Inc., including Senior Reservoir Engineer (2009 to 2015); Research Reservoir Engineer (2008 to 2009); Concept Engineer (2007 to 2008); and Operations Engineer, Panna-Mukta Field (2004 to 2006). Dr. Venktraman earned his Bachelor’s and Master’s degrees in Technology and Chemical Engineering at the Indian Institute of Technology, Mumbai, India, and his Ph.D. in Petroleum Engineering at The University of Texas at Austin.
In connection with his service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Dr. Venkatraman will be granted 2,027 shares of the Company’s common stock, which represents a pro rata portion of the $185,000 in value of the Company’s common stock granted to each director for service from May 24, 2024, until May 22, 2025. In addition, Dr. Venkatraman will be paid $46,456, representing a pro rata portion of the annual retainer paid to non-employee directors, and will receive reimbursement for any out-of-pocket expenses, in accordance with the Company's policies.
Item 7.01    Regulation FD Disclosure.
On December 2, 2024, the Company issued a press release announcing that Dr. Venkatraman had been appointed to the Board. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of SM Energy Company dated December 2, 2024, entitled “SM Energy Appoints Dr. Ashwin Venkatraman to the Company’s Board of Directors”
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	December 2, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President Corporate Development and General Counsel